UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2015 (February 9, 2015)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code
Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 9, 2015, WEX Inc. issued a news release which included its fourth quarter 2014 results. The text of the press release erroneously stated that the non-GAAP adjusted net income (“ANI”) results excluded the impact of a non-operating pre-tax expense of $8.1 million related to a net foreign exchange loss.  The third paragraph, second sentence of the release should read: “[T]his includes the impact of a non-operating pre-tax expense of $8.1 million related to a net foreign exchange loss.” We issued a corrected copy of the news release which is furnished as Exhibit 99.1 to this Form 8-K/A.  No other changes to the corrected release were made.

Item 2.02 Results of Operations and Financial Condition

On February 9, 2015, WEX Inc. (the “Company”) issued a corrected news release announcing its fourth quarter 2014 results.  A copy of the corrected release is attached to this Form 8-K/A as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The information in this item, including the corrected Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated into it by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	News release of WEX Inc. dated February 9, 2015 (as corrected)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	February 9, 2015	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release of WEX Inc. dated February 9, 2015 (as corrected)